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                                   EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANTS

As of March 30, 2000, the following entities are subsidiaries of ORBCOMM Global, L.P.

             Name of Subsidiary                        State of Organization or Incorporation
             -----------------                         --------------------------------------
       1.    ORBCOMM Corporation                                     Delaware, USA

       2.    ORBCOMM Enterprises Corporation                         Delaware, USA

       3.    ORBCOMM Enterprises, L.P.                               Delaware, USA

       4.    ORBCOMM Global Capital Corp.                            Delaware, USA

       5.    ORBCOMM Holding Corporation                             Delaware, USA

       6.    ORBCOMM Investment Corporation                          Delaware, USA

       7.    Dolphin Information Services, Inc.                      Delaware, USA

       8.    Dolphin Software Services ULC                           Nova Scotia, Canada